Exhibit 99.1

For further information:
David T. Provost, CEO
Dennis L. Klaeser, CFO
800-867-9757

Chemical Financial Corporation reports 2018 third quarter net income of $70.4 million, representing $0.98 of earnings per diluted share
Chemical Financial Corporation declares cash dividend on common stock of $0.34 per share

DETROIT, MI, October 23, 2018 -- Chemical Financial Corporation ("Chemical," "we," "us" or "our") (NASDAQ:CHFC) today announced 2018 third quarter net income of $70.4 million, or $0.98 per diluted share, compared to 2018 second quarter net income of $69.0 million, or $0.96 per diluted share and 2017 third quarter net income of $40.5 million, or $0.56 per diluted share. Net income in the third quarter of 2017 excluding merger and restructuring expenses ("significant items"), a non-GAAP financial measure, was $54.2 million, or $0.76 per diluted share.(1) In addition, on October 23, 2018, our Board of Directors declared a fourth quarter of 2018 dividend on our common stock of $0.34 per share. The fourth quarter of 2018 dividend will be payable on December 21, 2018, to shareholders of record on December 7, 2018.

"Our results for the quarter reflect our ability to drive growth in loans and substantial growth in customer deposits in a competitive market all while working diligently to finalize substantial upgrades to our core operating systems," noted David T. Provost, Chief Executive Officer of Chemical and Thomas C. Shafer, Vice Chairman of Chemical and Chief Executive Officer of Chemical Bank. "We believe we are well positioned to finish the year strong with increasing revenue and continuing our focus on driving strong organic growth while efficiently managing our operating expenses as we continue to build upon our solid foundation."

Our return on average assets was 1.37% during the third quarter of 2018, compared to 1.39% during the second quarter of 2018 and 0.86% in the third quarter of 2017. Our return on average tangible shareholders' equity was 17.5% in the third quarter of 2018, compared to 17.8% during the second quarter of 2018 and 10.9% in the third quarter of 2017. During the third quarter of 2017, our return on average assets and return on average tangible shareholder's equity, excluding significant items, both non-GAAP financial measures, was 1.15% and 14.6%, respectively.(1)

Our net interest income was $159.5 million in the third quarter of 2018, $1.9 million, or 1.2%, higher than the second quarter of 2018 and $15.9 million, or 11.0%, higher than the third quarter of 2017. The increase in our net interest income in the third quarter of 2018, compared to both the second quarter of 2018 and the third quarter of 2017, was primarily attributable to increases in average balances and yields earned on loans and investment securities, partially offset by increases in average deposit balances and cost of funds. Third quarter 2018 net loan growth was $216.6 million, or an annualized growth rate of 5.9%, and net loan growth over the past twelve months was $962.9 million, or 7.0%. Approximately 70% of our loan growth in the third quarter of 2018 was within our commercial loan portfolio. Our investment securities portfolio grew by $212.7 million, compared to the second quarter of 2018, and $658.4 million, compared to the third quarter of 2017.

Our net interest margin was 3.42% in the third quarter of 2018, compared to 3.54% in the second quarter of 2018 and 3.40% in the third quarter of 2017. Our net interest margin (fully taxable equivalent (FTE)), a non-GAAP financial measure, was 3.48% in the third quarter of 2018, compared to 3.59% in the second quarter of 2018 and 3.48% in the third quarter of 2017.(1) The decrease in our net interest margin (FTE), in the third quarter of 2018, compared to the second quarter of 2018, was primarily due to an increase in average deposit balances and cost of funds. Our net interest margin (FTE) in the third quarter of 2018, and the third quarter of 2017 remained the same, as the increase in average deposit balances and costs of funds in the third quarter of 2018 was offset by increases in yields and average balances on loans and investment securities . Our average cost of funds was 0.88% in the third quarter of 2018, compared to 0.76% in the second quarter of 2018 and 0.53% in the third quarter of 2017. The average yield on our loan portfolio increased to 4.68% in the third quarter of 2018, compared to 4.63% in the second quarter of 2018 and 4.31% in the third quarter of 2017. Interest accretion from purchase accounting discounts on acquired loans contributed 23 basis points to our net interest margin (FTE), in the third quarter of 2018, compared to 26 basis points in the second quarter of 2018 and 23 basis points in the third quarter of 2017.

Our total provision for loan losses was $6.0 million in the third quarter of 2018, compared to $9.6 million in the second quarter of 2018 and $5.5 million in the third quarter of 2017. The decrease in our total provision for loan losses in the third quarter of 2018, compared to the second quarter of 2018, was primarily the result of a lower amount of originated loan growth and improvements in the collateral position of loans that are individually evaluated for impairment and overall credit quality, partially offset by $970 thousand of impairment recorded during the third quarter of 2018 as a result of the quarterly re-estimation of cash flows on our acquired loan portfolio. The increase in the provision for loan losses in the third quarter of 2018, compared to the third quarter of 2017, was primarily the result of an increase in impairment recorded as a result of the quarterly re-estimation of cash flows on our acquired loan portfolio. All acquired loans were recorded at their estimated fair value at each respective acquisition date without a carryover of the related allowance and, as of September 30, 2018 and September 30, 2017, the allowance recorded for this population of loans was $970 thousand and $579 thousand, respectively. At June 30, 2018, we determined no allowance was needed for our acquired loan portfolio.

Net loan charge-offs were $2.0 million, or 0.05% of average loans, in the third quarter of 2018, compared to $4.3 million, or 0.12% of average loans, in the second quarter of 2018 and $3.5 million, or 0.10% of average loans, in the third quarter of 2017. The decrease in charge-offs in the third quarter of 2018, compared to both the second quarter of 2018 and the third quarter of 2017, was primarily due to improvement in the collateral position of impaired loans.

Our nonperforming loans totaled $96.7 million at September 30, 2018, compared to $66.7 million at June 30, 2018 and $54.3 million at September 30, 2017. Nonperforming loans comprised 0.65% of total loans at September 30, 2018, compared to 0.46% at June 30, 2018 and 0.39% at September 30, 2017. The increase in nonperforming loans in the third quarter of 2018, compared to the second quarter of 2018, was primarily due to one real estate construction loan relationship and one commercial loan relationship that we downgraded to nonaccrual status during the third quarter of 2018. For each of these nonaccrual loans, we have either established a specific reserve within our allowance for loan losses or charged the loan relationship down to the value of the underlying collateral.

Our total allowance for loan losses was $104.0 million at September 30, 2018, including $103.1 million for our originated loan portfolio and $970 thousand for our acquired loan portfolio. Our allowance for loan losses on our originated loan portfolio was $103.1 million, or 0.93% of originated loans, at September 30, 2018, compared to $100.0 million, or 0.94% of originated loans, at June 30, 2018 and $85.2 million, or 0.93% of originated loans, at September 30, 2017. Our allowance for loan losses on our originated loan portfolio as a percentage of nonperforming loans decreased to 106.6% at September 30, 2018, compared to 149.9% at June 30, 2018 and 156.9% at September 30, 2017, primarily due to improvements in the collateral position of loans that are individually evaluated for impairment and overall credit quality. The results of our quarterly re-estimation of cash flows on our acquired loan portfolio resulted in $970 thousand of allowance established for our acquired loan portfolios as of September 30, 2018, compared to no allowance as of June 30, 2018 and a $579 thousand allowance as of September 30, 2017.

Our noninterest income was $37.9 million in the third quarter of 2018, compared to $38.0 million in the second quarter of 2018 and $32.1 million in the third quarter of 2017. Noninterest income in the third quarter of 2018 decreased, compared to the second quarter of 2018, primarily due to a decrease in wealth management revenue of $1.1 million, partially offset by the change in the impact to earnings from the change in fair valuation in loan servicing rights, included within net gain on sale of loans and other mortgage banking revenue, of $1.0 million. Noninterest income in the third quarter of 2018 increased compared to the third quarter of 2017, primarily due to the change in the impact to earnings from the change in fair valuation in loan servicing rights of $5.0 million. Net gain on sale of loans and other mortgage banking revenue, included a $0.9 million benefit to earnings due to a change in fair value in loan servicing rights in the third quarter of 2018, compared to a $30 thousand detriment in the second quarter of 2018 and a $4.0 million detriment in the third quarter of 2017. The change in fair value in loan servicing rights provided $0.01 to diluted earnings per share in the third quarter of 2018, compared to no impact in the second quarter of 2018 and a $0.04 detriment in the third quarter of 2017.

Our operating expenses were $109.7 million in the third quarter of 2018, compared to $104.6 million in the second quarter of 2018 and $119.5 million in the third quarter of 2017. We had no merger and restructuring expenses during the third or second quarters of 2018, compared to $21.2 million in the third quarter of 2017. Third quarter of 2018 included $3.2 million of impairment related to a federal historic tax credit placed into service during the quarter, included within other operating expense in our Consolidated Statements of Income, compared to $1.7 million in the second quarter of 2018 and $3.1 million in the third quarter of 2017. The third quarter of 2018 also included expense related to our efforts to implement upgrades to our core operating systems of $2.7 million, compared to $3.2 million in the second quarter of 2018, and none in the third quarter of 2017. In addition, the third quarter of 2018 included $0.9 million of early lease termination expense resulting from the consolidation of office space housing our wealth management unit, which is expected to result in approximately $450 thousand of occupancy expense savings annually. Excluding the impact of federal historic tax credits, core operating system conversion expense, lease termination costs and merger and restructuring expense, the increase in operating expenses in the third quarter of 2018, compared to both the second quarter of 2018 and the third quarter of 2017, was primarily due to increases in salaries, wages and employee benefits and outside processing and service fees. Excluding core operating system conversion expenses included within salaries, wages and employee benefits of $0.7 million in the third quarter of 2018 and $0.5 million in the second quarter of 2018, salaries, wages and employee benefits in the third quarter of 2018 increased $0.5 million compared to the second quarter of 2018, and increased $3.6 million compared to the third quarter of 2017, primarily due to increases in staff to support our strategic focus on commercial lending growth opportunities. The increase in outside processing and service fees in the third quarter of 2018, compared to both the second quarter of 2018 and the third quarter of 2017, was primarily due to substantial enhancements in our overall technology platform.

Our efficiency ratio is a measure of operating expenses as a percentage of net interest income and noninterest income. Our efficiency ratio was 55.6% in the third quarter of 2018, compared to 53.5% in the second quarter of 2018 and 68.0% in the third quarter of 2017. Our adjusted efficiency ratio, a non-GAAP financial measure, which excludes, as applicable, amortization of intangibles, merger and restructuring expenses, impairment of income tax credits, the net interest income FTE adjustment, the change in fair value on loan servicing rights, and losses from sale of investment securities, was 52.8% in the third quarter of 2018, compared to 51.2% in both the second quarter of 2018 and the third quarter of 2017.(1)

Our effective tax rate was 13.8% in the third quarter of 2018, compared to 15.3% in the second quarter of 2018 and 20.2% in the third quarter of 2017. Our tax rates for periods during 2018 benefited from the enactment of the Tax Cuts and Jobs Act which reduced the federal corporate tax rate to 21% effective January 1, 2018. In addition, a benefit of $3.2 million in the third quarter of 2018, $1.9 million in the second quarter of 2018 and $2.3 million in the third quarter of 2017 was received from federal historic tax credits placed into service during each period.

Our total assets were $20.91 billion at September 30, 2018, compared to $20.28 billion at June 30, 2018 and $19.35 billion at September 30, 2017. The increase in our total assets during both the third quarter of 2018 and the twelve months ended September 30, 2018 was primarily attributable to net loan growth and additions to our investment securities portfolio.

Our total loans were $14.80 billion at September 30, 2018, an increase of $216.6 million, from total loans of $14.58 billion at June 30, 2018 and an increase of $962.9 million, from total loans of $13.83 billion at September 30, 2017. We experienced originated loan growth of $448.9 million during the third quarter of 2018, compared to $684.0 million in the second quarter of 2018 and $496.5 million in the third quarter of 2017. Growth in our originated loan portfolio was partially offset by run-off in our acquired loan portfolio of $232.4 million in the third quarter of 2018, compared to $323.1 million in the second quarter of 2018 and $330.5 million in the third quarter of 2017.

Our investment securities portfolio totaled $3.35 billion at September 30, 2018, an increase of $212.7 million, compared to $3.13 billion at June 30, 2018, and an increase of $658.4 million, compared to $2.69 billion at September 30, 2017. The increase in the investment securities portfolio in both the third quarter of 2018 and the twelve months ended September 30, 2018 reflects our long-term plan to increase our investment securities portfolio as a percentage of total assets.

Our total deposits increased to $15.44 billion at September 30, 2018, compared to $14.55 billion at June 30, 2018 and $13.81 billion at September 30, 2017. The increase in deposits during the three months ended September 30, 2018 was primarily due to an increase in customer deposits of $1.07 billion, partially offset by a decrease in brokered deposits of $172.6 million. Collateralized customer deposits were $377.5 million at September 30, 2018, compared to $378.9 million at June 30, 2018 and $414.6 million at September 30, 2017. Loans as a percentage of deposits plus collateralized customer deposits were 93.5% at September 30, 2018, compared to 97.7% at June 30, 2018 and 97.3% at September 30, 2017.

Our short-term borrowings were $1.67 billion at September 30, 2018, compared to $2.10 billion at June 30, 2018 and $1.90 billion at September 30, 2017. At September 30, 2018 our short-term borrowings included short-term FHLB advances that we used to fund our short-term liquidity needs. Our long-term borrowings were $431.0 million at September 30, 2018, compared to $331.0 million at June 30, 2018 and $397.8 million at September 30, 2017.

Our shareholders' equity to total assets ratio was 13.3% at September 30, 2018, compared to 13.6% at June 30, 2018 and 13.8% at September 30, 2017. Our tangible shareholders' equity to tangible assets ratio, a non-GAAP financial measure, and total risk-based capital ratio were 8.3% and 11.7% (estimated), respectively, at September 30, 2018 compared to 8.3% and 11.4%, respectively, at June 30, 2018 and 8.3% and 11.2%, respectively, at September 30, 2017.(1) Our book value was $39.04 per share at September 30, 2018, compared to $38.52 per share at June 30, 2018 and $37.57 per share at September 30, 2017. Our tangible book value, a non-GAAP financial measure, was $22.87 per share at September 30, 2018, compared to $22.33 per share at June 30, 2018 and $21.36 per share at September 30, 2017.(1)

(1)
Please refer to the section entitled "Non-GAAP Financial Measures" in this press release and to the financial tables entitled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation to the most directly comparable GAAP financial measures.

Conference Call Details

Chemical Financial Corporation will host a conference call to discuss our third quarter 2018 operating results on Wednesday, October 24, 2018, at 10:30 a.m. ET. Anyone interested may access the conference call on a live basis by dialing toll-free at 888-378-4398 and entering 494886 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbank.com under the "Investor Information" section. A copy of the slide-show presentation and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.

About Chemical Financial Corporation

Chemical Financial Corporation is the largest banking company headquartered and operating branch offices in Michigan. We operate through our subsidiary bank, Chemical Bank, with 212 banking offices located primarily in Michigan, northeast Ohio and northern Indiana. At September 30, 2018, we had total consolidated assets of $20.91 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issuers comprising The NASDAQ Global Select Market and the S&P MidCap 400 Index. More information about Chemical Financial Corporation is available by visiting the "Investor Information" section of our website at www.chemicalbank.com.

Non-GAAP Financial Measures

This press release contains references to financial measures that are not defined in generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures include net income (excluding significant items), diluted earnings per share (excluding significant items), return on average assets, return on average shareholders’ equity and return on average tangible shareholders’ equity (each excluding significant items), tangible book value per share, the presentation of net interest income and net interest margin on a FTE basis, core operating expenses, operating expenses-efficiency ratio, and the adjusted efficiency ratio.

These non-GAAP financial measures have been included because we believe they are helpful for investors to analyze and evaluate our financial condition. However, these non-GAAP financial measures have inherent limitations and should not be considered in isolation or as a substitute for GAAP measures. In addition, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP historical measures in this press release with other companies' non-GAAP financial measures. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in the financial tables included with this press release.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and Chemical. Words and phrases such as "anticipates," "believes," "plans," "continue," "estimates," "expects," "forecasts," "future," "intends," "is likely," "judgment," "look ahead," "look forward," "on schedule," "opinion," "opportunity," "potential," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. These statements include, among others, our belief that we are well positioned to continue our strong revenue growth. All statements referencing future time periods are forward-looking.

Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and mortgage servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. All of the information concerning interest rate sensitivity is forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on Chemical, specifically, are also inherently uncertain.

Forward-looking statements are based upon current beliefs and expectations and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. We undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise. Risk factors include, without limitation, a downturn in the economy, particularly in our markets, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, operational and regulatory challenges associated with our information technology systems and policies and procedures in light of our rapid growth , regulatory changes, excessive loan losses, our inability to attract and retain new commercial lenders and other bankers as well as key operations staff in light of competition for experienced employees in the banking industry, our inability to execute on our strategy to expand investments and commercial lending, our inability to grow our deposits and our inability to efficiently manage our operating expenses.

In addition, risk factors include, but are not limited to, the risk factors described in Item 1A of Chemical's Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces 2018 Third Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	September 30, 2018	June 30, 2018	December 31, 2017	September 30, 2017

Assets
Cash and cash equivalents:
Cash and cash due from banks	$285,605	$222,748	$226,003	$223,498
Interest-bearing deposits with the Federal Reserve Bank and other banks and federal funds sold	379,158	302,532	229,988	485,713
Total cash and cash equivalents	664,763	525,280	455,991	709,211
Investment securities:
Available-for-sale	2,736,880	2,529,910	1,963,546	2,029,672
Held-to-maturity	608,367	602,687	677,093	657,176
Total investment securities	3,345,247	3,132,597	2,640,639	2,686,848
Loans held-for-sale	93,736	46,849	52,133	87,198
Loans:
Total loans	14,796,252	14,579,693	14,155,267	13,833,368
Allowance for loan losses	(104,041)	(100,015)	(91,887)	(85,760)
Net loans	14,692,211	14,479,678	14,063,380	13,747,608
Premises and equipment	123,305	125,970	126,896	141,550
Loan servicing rights	72,707	70,364	63,841	62,195
Goodwill	1,134,568	1,134,568	1,134,568	1,134,568
Other intangible assets	29,981	31,407	34,271	35,797
Interest receivable and other assets	748,971	735,890	709,154	749,333
Total Assets	$20,905,489	$20,282,603	$19,280,873	$19,354,308
Liabilities
Deposits:
Noninterest-bearing	$4,015,323	$3,894,259	$3,725,779	$3,688,848
Interest-bearing	11,429,529	10,657,277	9,917,024	10,116,397
Total deposits	15,444,852	14,551,536	13,642,803	13,805,245
Collateralized customer deposits	377,471	378,938	415,236	414,597
Short-term borrowings	1,670,000	2,095,000	2,000,000	1,900,000
Long-term borrowings	430,971	330,956	372,882	397,845
Interest payable and other liabilities	193,271	175,174	181,203	163,532
Total liabilities	18,116,565	17,531,604	16,612,124	16,681,219
Shareholders' Equity
Preferred stock, no par value per share	—	—	—	—
Common stock, $1 par value per share	71,438	71,418	71,207	71,152
Additional paid-in capital	2,207,631	2,205,402	2,203,637	2,201,334
Retained earnings	567,510	521,530	419,403	425,433
Accumulated other comprehensive loss	(57,655)	(47,351)	(25,498)	(24,830)
Total shareholders' equity	2,788,924	2,750,999	2,668,749	2,673,089
Total Liabilities and Shareholders' Equity	$20,905,489	$20,282,603	$19,280,873	$19,354,308

Chemical Financial Corporation Announces 2018 Third Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Interest Income
Interest and fees on loans	$172,686	$165,388	$148,771	$494,892	$422,570
Interest on investment securities:
Taxable	16,360	14,706	9,326	43,485	21,207
Tax-exempt	6,178	5,998	4,577	17,732	13,238
Dividends on nonmarketable equity securities	1,368	2,189	1,039	5,458	2,906
Interest on deposits with the Federal Reserve Bank and other banks and federal funds sold	1,785	1,301	1,231	4,326	3,052
Total interest income	198,377	189,582	164,944	565,893	462,973
Interest Expense
Interest on deposits	27,250	19,707	12,926	62,874	32,424
Interest on collateralized customer deposits	721	641	462	1,886	808
Interest on short-term borrowings	9,510	10,408	6,129	28,084	12,100
Interest on long-term borrowings	1,415	1,289	1,799	4,168	5,968
Total interest expense	38,896	32,045	21,316	97,012	51,300
Net Interest Income	159,481	157,537	143,628	468,881	411,673
Provision for loan losses	6,028	9,572	5,499	21,856	15,778
Net interest income after provision for loan losses	153,453	147,965	138,129	447,025	395,895
Noninterest Income
Service charges and fees on deposit accounts	8,187	8,615	9,147	25,265	25,928
Wealth management revenue	6,040	7,188	6,188	19,539	18,973
Other charges and fees for customer services	6,481	5,874	6,624	18,109	25,249
Net gain on sale of loans and other mortgage banking revenue	9,837	8,844	5,241	31,216	24,280
Gain on sale of investment securities	—	3	1	3	168
Other	7,372	7,494	4,921	22,357	17,102
Total noninterest income	37,917	38,018	32,122	116,489	111,700
Operating Expenses
Salaries, wages and employee benefits	56,894	56,148	52,590	168,599	164,731
Occupancy	8,620	7,679	6,871	24,310	23,008
Equipment and software	8,185	8,276	7,582	24,120	24,248
Outside processing and service fees	12,660	10,673	9,626	33,689	26,061
Merger expenses	—	—	2,379	—	7,011
Restructuring expenses	—	—	18,824	—	18,824
Other	23,302	21,785	21,667	65,114	58,089
Total operating expenses	109,661	104,561	119,539	315,832	321,972
Income before income taxes	81,709	81,422	50,712	247,682	185,623
Income tax expense	11,312	12,434	10,253	36,701	45,546
Net Income	$70,397	$68,988	$40,459	$210,981	$140,077
Earnings Per Common Share:
Weighted average common shares outstanding-basic	71,385	71,329	70,911	71,316	70,787
Weighted average common shares outstanding-diluted	72,087	72,026	71,505	72,007	71,454
Basic earnings per share	$0.99	$0.97	$0.57	$2.96	$1.98
Diluted earnings per share	0.98	0.96	0.56	2.93	1.95
Diluted earnings per share, excluding significant items (non-GAAP)	0.98	0.96	0.76	2.93	2.19
Cash Dividends Declared Per Common Share	0.34	0.28	0.28	0.90	0.82
Key Ratios (annualized where applicable):
Return on average assets	1.37%	1.39%	0.86%	1.41%	1.03%
Return on average tangible shareholders' equity, excluding significant items (non-GAAP)	17.5%	17.8%	14.6%	18.0%	14.4%
Net interest margin (tax-equivalent basis) (non-GAAP)	3.48%	3.59%	3.48%	3.54%	3.48%
Efficiency ratio - GAAP	55.6%	53.5%	68.0%	54.0%	61.5%
Efficiency ratio - adjusted (non-GAAP)	52.8%	51.2%	51.2%	51.9%	53.5%

Chemical Financial Corporation Announces 2018 Third Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands, except per share data)

	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017
Summary of Operations
Interest income	$198,377	$189,582	$177,934	$169,162	$164,944	$155,133	$142,896
Interest expense	38,896	32,045	26,071	23,257	21,316	17,185	12,799
Net interest income	159,481	157,537	151,863	145,905	143,628	137,948	130,097
Provision for loan losses	6,028	9,572	6,256	7,522	5,499	6,229	4,050
Net interest income after provision for loan losses	153,453	147,965	145,607	138,383	138,129	131,719	126,047
Noninterest income	37,917	38,018	40,554	32,319	32,122	41,568	38,010
Operating expenses, excluding merger and restructuring expenses and impairment of income tax credits (non-GAAP)	106,499	102,845	99,976	91,298	95,241	97,772	100,029
Merger and restructuring expenses	—	—	—	2,567	21,203	465	4,167
Impairment of income tax credits	3,162	1,716	1,634	6,157	3,095	—	—
Income before income taxes	81,709	81,422	84,551	70,680	50,712	75,050	59,861
Income tax expense	11,312	12,434	12,955	61,234	10,253	23,036	12,257
Net income	$70,397	$68,988	$71,596	$9,446	$40,459	$52,014	$47,604
Significant items, net of tax	—	—	—	53,240	13,782	302	2,709
Net income, excluding significant items	$70,397	$68,988	$71,596	$62,686	$54,241	$52,316	$50,313

Per Common Share Data
Net income:
Basic	$0.99	$0.97	$1.01	$0.13	$0.57	$0.73	$0.67
Diluted	0.98	0.96	0.99	0.13	0.56	0.73	0.67
Diluted, excluding significant items (non-GAAP)	0.98	0.96	0.99	0.87	0.76	0.73	0.70
Cash dividends declared	0.34	0.28	0.28	0.28	0.28	0.27	0.27
Book value - period-end	39.04	38.52	37.91	37.48	37.57	37.11	36.56
Tangible book value - period-end (non-GAAP)	22.87	22.33	21.68	21.21	21.36	20.89	20.32
Market value - period-end	53.40	55.67	54.68	53.47	52.26	48.41	51.15

Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis) (non-GAAP)	3.48%	3.59%	3.56%	3.47%	3.48%	3.48%	3.49%
Efficiency ratio - adjusted (non-GAAP)	52.8%	51.2%	51.6%	47.4%	51.2%	52.2%	57.4%
Return on average assets	1.37%	1.39%	1.47%	0.20%	0.86%	1.14%	1.09%
Return on average assets, excluding significant items (non-GAAP)	1.37%	1.39%	1.47%	1.31%	1.15%	1.15%	1.15%
Return on average shareholders' equity	10.2%	10.2%	10.7%	1.4%	6.1%	8.0%	7.4%
Return on average tangible shareholders' equity (non-GAAP)	17.5%	17.8%	19.0%	2.5%	10.9%	14.3%	13.3%
Return on average shareholders' equity, excluding significant items (non-GAAP)	17.5%	17.8%	19.0%	16.5%	14.6%	14.4%	14.1%
Average shareholders' equity as a percent of average assets	13.5%	13.6%	13.7%	13.9%	14.0%	14.3%	14.8%
Capital ratios (period end):
Tangible shareholders' equity as a percent of tangible assets (non-GAAP)	8.3%	8.3%	8.3%	8.3%	8.3%	8.4%	8.8%
Total risk-based capital ratio (1)	11.7%	11.4%	11.2%	11.0%	11.2%	11.1%	11.4%

(1)	Estimated at September 30, 2018.

Chemical Financial Corporation Announces 2018 Third Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates(1) (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
	Average Balance	Interest (FTE)	Effective Yield/Rate (1)	Average Balance	Interest (FTE)	Effective Yield/Rate (1)	Average Balance	Interest (FTE)	Effective Yield/Rate (1)
Assets
Interest-earning assets:
Loans (1)(2)	$14,740,445	$173,453	4.68%	$14,389,574	$166,125	4.63%	$13,795,750	$149,595	4.31%
Taxable investment securities	2,187,644	16,360	2.99	2,019,003	14,706	2.91	1,629,344	9,326	2.29
Tax-exempt investment securities(1)	1,038,301	7,797	3.00	1,020,567	7,592	2.98	896,854	7,013	3.13
Other interest-earning assets	193,350	1,368	2.81	189,654	2,189	4.63	180,188	1,039	2.29
Interest-bearing deposits with the FRB and other banks and federal funds sold	330,940	1,785	2.14	228,464	1,301	2.28	313,104	1,231	1.56
Total interest-earning assets	18,490,680	200,763	4.32	17,847,262	191,913	4.31	16,815,240	168,204	3.98
Less: allowance for loan losses	(101,689)			(96,332)			(84,640)
Other assets:
Cash and cash due from banks	223,038			219,751			250,743
Premises and equipment	125,153			126,570			146,266
Interest receivable and other assets	1,764,041			1,753,742			1,730,539
Total assets	$20,501,223			$19,850,993			$18,858,148
Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing checking deposits	$2,705,746	$2,836	0.42%	$2,597,610	$1,393	0.22%	$2,725,807	$1,321	0.19%
Savings deposits	4,378,620	8,417	0.76	4,116,683	6,074	0.59	4,012,299	3,985	0.39
Time deposits	3,846,857	15,997	1.65	3,468,395	12,240	1.42	3,007,109	7,620	1.01
Collateralized customer deposits	374,833	721	0.76	399,911	641	0.64	385,976	462	0.47
Short-term borrowings	1,885,741	9,510	2.00	2,249,655	10,408	1.86	1,894,022	6,129	1.28
Long-term borrowings	341,282	1,415	1.65	336,985	1,289	1.53	426,155	1,799	1.67
Total interest-bearing liabilities	13,533,079	38,896	1.14	13,169,239	32,045	0.98	12,451,368	21,316	0.68
Noninterest-bearing deposits	4,004,433	—	—	3,792,803	—	—	3,643,765	—	—
Total deposits and borrowed funds	17,537,512	38,896	0.88	16,962,042	32,045	0.76	16,095,133	21,316	0.53
Interest payable and other liabilities	194,610			181,605			119,782
Shareholders' equity	2,769,101			2,707,346			2,643,233
Total liabilities and shareholders' equity	$20,501,223			$19,850,993			$18,858,148
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.18%			3.33%			3.30%
Net Interest Income (FTE)		$161,867			$159,868			$146,888
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.48%			3.59%			3.48%
Reconciliation to Reported Net Interest Income
Net interest income, fully taxable equivalent (non-GAAP)		$161,867			$159,868			$146,888
Adjustments for taxable equivalent interest (1):
Loans		(767)			(737)			(824)
Tax-exempt investment securities		(1,619)			(1,594)			(2,436)
Total taxable equivalent interest adjustments		(2,386)			(2,331)			(3,260)
Net interest income (GAAP)		$159,481			$157,537			$143,628
Net interest margin (GAAP)		3.42%			3.54%			3.40%

(1)
Fully taxable equivalent (FTE) basis using a federal income tax rate of 21% for the three months ended September 30, 2018 and June 30, 2018 and 35% for the three months ended September 30, 2017. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry.

(2)	Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Tax equivalent interest also includes net loan fees.

Chemical Financial Corporation Announces 2018 Third Quarter Operating Results

Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates (1) (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	Nine Months Ended
	September 30, 2018			September 30, 2017
	Average Balance	Interest (FTE)	Effective Yield/Rate (1)	Average Balance	Interest (FTE)	Effective Yield/Rate (1)
Assets
Interest-earning assets:
Loans (1)(2)	$14,453,537	$497,146	4.60%	$13,490,851	$425,016	4.21%
Taxable investment securities	1,997,700	43,485	2.90	1,335,349	21,207	2.12
Tax-exempt investment securities (1)	1,023,090	22,422	2.92	880,398	20,290	3.07
Other interest-earning assets	187,745	5,458	3.89	150,203	2,906	2.59
Interest-bearing deposits with the FRB and other banks and federal funds sold	274,353	4,326	2.11	294,967	3,052	1.38
Total interest-earning assets	17,936,425	572,837	4.27	16,151,768	472,471	3.91
Less: allowance for loan losses	(96,923)			(81,337)
Other assets:
Cash and cash due from banks	223,136			234,379
Premises and equipment	126,150			145,877
Interest receivable and other assets	1,757,251			1,753,337
Total assets	$19,946,039			$18,204,024
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$2,689,982	$5,454	0.27%	$2,768,209	$3,628	0.18%
Savings deposits	4,181,983	19,427	0.62	3,912,672	8,753	0.30
Time deposits	3,528,080	37,993	1.44	2,973,070	20,043	0.90
Collateralized customer deposits	394,481	1,886	0.64	352,629	808	0.31
Short-term borrowings	2,063,083	28,084	1.82	1,495,696	12,100	1.08
Long-term borrowings	350,214	4,168	1.59	479,344	5,968	1.66
Total interest-bearing liabilities	13,207,823	97,012	0.98	11,981,620	51,300	0.57
Noninterest-bearing deposits	3,829,764	—	—	3,484,125	—	—
Total deposits and borrowed funds	17,037,587	97,012	0.76	15,465,745	51,300	0.44
Interest payable and other liabilities	187,632			126,649
Shareholders' equity	2,720,820			2,611,630
Total liabilities and shareholders' equity	$19,946,039			$18,204,024
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.29%			3.34%
Net Interest Income (FTE)		$475,825			$421,171
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.54%			3.48%

Reconciliation to Reported Net Interest Income
Net interest income, fully taxable equivalent (non-GAAP)		$475,825			$421,171
Adjustments for taxable equivalent interest (1):
Loans		(2,254)			(2,446)
Tax-exempt investment securities		(4,690)			(7,052)
Total taxable equivalent interest adjustments		(6,944)			(9,498)
Net interest income (GAAP)		$468,881			$411,673
Net interest margin (GAAP)		3.49%			3.40%
(1) Fully taxable equivalent (FTE) basis using a federal income tax rate of 21% for the nine months ended September 30, 2018 and 35% for the nine months ended September 30, 2017. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry.
(2) Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Tax equivalent interest also includes net loan fees.

Chemical Financial Corporation Announces 2018 Third Quarter Operating Results

Noninterest Income and Operating Expenses Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017

Noninterest income
Service charges and fees on deposit accounts	$8,187	$8,615	$8,463	$9,073	$9,147	$8,777	$8,004
Wealth management revenue	6,040	7,188	6,311	6,539	6,188	6,958	5,827
Other fees for customer services(1)	1,688	1,624	1,697	1,944	2,254	2,252	2,074
Electronic banking fees(1)	4,793	4,250	4,057	5,578	4,370	7,482	6,817
Net gain on sale of loans and other mortgage banking revenue(2)	8,905	8,874	8,783	7,938	9,282	11,681	9,679
Change in fair value in loan servicing rights(2)	932	(30)	3,752	(13)	(4,041)	(1,802)	(519)
Gain (loss) on sale of investment securities	—	3	—	(7,556)	1	77	90
Bank-owned life insurance(3)	1,167	1,669	891	1,377	1,124	1,106	1,211
Other(3)	6,205	5,825	6,600	7,439	3,797	5,037	4,827
Total noninterest income	$37,917	$38,018	$40,554	$32,319	$32,122	$41,568	$38,010

(1)	Included within the line item "Other charges and fees for customer services" in the Consolidated Statements of Income.

(2)	Included within the line item "Net gain on sale of loans and other mortgage banking revenue" in the Consolidated Statements of Income.

(3)	Included within the line item "Other" noninterest income in the Consolidated Statements of Income.

	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017

Operating expenses
Salaries and wages(1)	$49,182	$47,810	$45,644	$41,866	$44,641	$44,959	$48,526
Employee benefits(1)	7,712	8,338	9,913	5,497	7,949	7,288	11,368
Occupancy	8,620	7,679	8,011	7,546	6,871	8,745	7,392
Equipment and software	8,185	8,276	7,659	8,000	7,582	8,149	8,517
Outside processing and service fees	12,660	10,673	10,356	9,081	9,626	8,924	7,511
FDIC insurance premiums(2)	4,823	4,473	5,629	4,556	2,768	2,460	1,406
Professional fees(2)	3,399	3,004	2,458	3,483	3,489	2,567	1,968
Intangible asset amortization(2)	1,426	1,425	1,439	1,525	1,526	1,525	1,513
Credit-related expenses(2)	1,239	1,467	1,306	803	1,874	1,895	1,200
Merger expenses	—	—	—	1,511	2,379	465	4,167
Restructuring expenses	—	—	—	1,056	18,824	—	—
Impairment of income tax credit(2)	3,162	1,716	1,634	6,157	3,095	—	—
Other(2)	9,253	9,700	7,561	8,941	8,915	11,260	10,628
Total operating expenses	$109,661	$104,561	$101,610	$100,022	$119,539	$98,237	$104,196

(1)	Included within the line item "Salaries, wages and employee benefits" in the Consolidated Statements of Income.

(2)	Included within the line item "Other" operating expenses in the Consolidated Statements of Income.

Chemical Financial Corporation Announces 2018 Third Quarter Operating Results

Composition of Loans and Deposits and Additional Information on Intangible Assets (Unaudited)
Chemical Financial Corporation
(Dollars in Thousands)

			Loan Growth(1)				Loan Growth
	Sep 30, 2018	Jun 30, 2018	Three Months Ended September 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Twelve Months Ended September 30, 2018

Composition of Loans
Commercial loan portfolio:
Commercial	$3,719,922	$3,576,438	16.0%	$3,427,285	$3,385,642	$3,319,965	12.0%
Commercial real estate:
Owner-occupied	1,897,934	1,863,563	7.4	1,832,824	1,813,562	1,718,404	10.4
Non-owner occupied	2,739,700	2,728,103	1.7	2,680,801	2,606,761	2,514,538	9.0
Vacant land	73,987	79,606	(28.2)	74,751	80,347	83,036	(10.9)
Total commercial real estate	4,711,621	4,671,272	3.5	4,588,376	4,500,670	4,315,978	9.2
Real estate construction	622,147	618,985	2.0	559,780	574,215	501,413	24.1
Subtotal - commercial loans	9,053,690	8,866,695	8.4	8,575,441	8,460,527	8,137,356	11.3
Consumer loan portfolio:
Residential mortgage	3,391,987	3,325,277	8.0	3,264,620	3,252,487	3,221,307	5.3
Consumer installment	1,560,265	1,587,327	(6.8)	1,572,240	1,613,008	1,615,983	(3.4)
Home equity	790,310	800,394	(5.0)	806,446	829,245	858,722	(8.0)
Subtotal - consumer loans	5,742,562	5,712,998	2.1	5,643,306	5,694,740	5,696,012	0.8
Total loans	$14,796,252	$14,579,693	5.9%	$14,218,747	$14,155,267	$13,833,368	7.0%
(1) Annualized

			Deposit Growth(1)				Deposit Growth
	Sep 30, 2018	Jun 30, 2018	Three Months Ended September 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Twelve Months Ended September 30, 2018
Composition of Deposits
Noninterest-bearing demand	$4,015,323	$3,894,259	12.4%	$3,801,125	$3,725,779	$3,688,848	8.9%
Savings and money market accounts	4,220,658	3,841,540	39.5	3,774,975	3,655,671	3,743,826	12.7
Interest-bearing checking	3,037,289	2,514,232	83.2	2,701,055	2,724,415	2,974,478	2.1
Brokered deposits	915,348	1,087,959	(63.5)	651,846	453,227	416,926	119.5
Other time deposits	3,256,234	3,213,546	5.3	3,038,816	3,083,711	2,981,167	9.2
Total deposits	$15,444,852	$14,551,536	24.6%	$13,967,817	$13,642,803	$13,805,245	11.9%
(1) Annualized

	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017

Additional Data - Intangibles
Goodwill	$1,134,568	$1,134,568	$1,134,568	$1,134,568	$1,134,568
Loan servicing rights	72,707	70,364	68,837	63,841	62,195
Core deposit intangibles (CDI)	29,981	31,407	32,833	34,259	35,747
Noncompete agreements	—	—	—	13	50

Chemical Financial Corporation Announces 2018 Third Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Nonperforming Assets
Nonperforming Loans (1):
Nonaccrual loans:
Commercial	$25,328	$20,741	$20,000	$19,691	$15,648	$18,773	$16,717
Commercial real estate:
Owner-occupied	14,936	16,103	19,855	19,070	16,295	11,683	12,575
Non-owner occupied	8,991	9,168	5,489	5,270	4,361	3,600	3,793
Vacant land	4,711	3,135	4,829	5,205	4,494	4,440	4,460
Total commercial real estate	28,638	28,406	30,173	29,545	25,150	19,723	20,828
Real estate construction	28,477	5,704	77	77	78	56	79
Residential mortgage	9,608	7,974	7,621	8,635	8,646	7,714	6,749
Consumer installment	1,350	945	922	842	875	757	755
Home equity	3,269	2,972	3,039	4,305	3,908	3,871	2,713
Total nonaccrual loans(1)	96,670	66,742	61,832	63,095	54,305	50,894	47,841
Other real estate and repossessed assets	6,584	5,828	7,719	8,807	10,605	14,582	16,395
Total nonperforming assets	$103,254	$72,570	$69,551	$71,902	$64,910	$65,476	$64,236
Accruing loans contractually past due 90 days or more as to interest or principal payments, excluding acquired loans accounted for under ASC 310-30:
Commercial	$632	$472	$322	$—	$3,521	$58	$1,823
Commercial real estate:
Owner-occupied	47	461	—	—	144	—	700
Non-owner occupied	—	—	—	13	—	—	—
Vacant land	—	16	—	—	—	262	—
Total commercial real estate	47	477	—	13	144	262	700
Real estate construction	38	—	—	—	—	—	—
Home equity	475	713	913	1,364	2,367	2,026	1,169
Total accruing loans contractually past due 90 days or more as to interest or principal payments	$1,192	$1,662	$1,235	$1,377	$6,032	$2,346	$3,692

(1)
Acquired loans, accounted for under Accounting Standards Codification 310-30, that are not performing in accordance with contractual terms are not reported as nonperforming loans because these loans are recorded in pools at their net realizable value based on the principal and interest we expect to collect on these loans.

Chemical Financial Corporation Announces 2018 Third Quarter Operating Results

Summary of Allowance and Loan Loss Experience (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	Nine Months Ended
								Sep 30, 2018	Sep 30, 2017
Allowance for loan losses - originated loan portfolio
Allowance for loan losses - beginning of period	$100,015	$94,762	$91,887	$85,181	$83,797	$78,774	$78,268	$91,887	$78,268
Provision for loan losses	5,058	9,572	6,256	8,101	4,920	6,229	4,050	20,886	15,199
Net loan (charge-offs) recoveries:
Commercial	(564)	(517)	(1,252)	(613)	(2,348)	(239)	(1,999)	(2,333)	(4,586)
Commercial real estate:
Owner-occupied	255	(1,656)	341	(232)	(170)	(173)	725	(1,060)	382
Non-owner occupied	392	92	(456)	748	(7)	(35)	21	28	(21)
Vacant land	2	(921)	(448)	267	3	3	(16)	(1,367)	(10)
Total commercial real estate	649	(2,485)	(563)	783	(174)	(205)	730	(2,399)	351
Real estate construction	—	—	26	(1)	—	—	(9)	26	(9)
Residential mortgage	(773)	(88)	(53)	(142)	(44)	19	(567)	(914)	(592)
Consumer installment	(1,410)	(994)	(997)	(1,318)	(857)	(747)	(1,310)	(3,401)	(2,914)
Home equity	96	(235)	(542)	(104)	(113)	(34)	(389)	(681)	(536)
Net loan charge-offs	(2,002)	(4,319)	(3,381)	(1,395)	(3,536)	(1,206)	(3,544)	(9,702)	(8,286)
Allowance for loan losses - end of period	103,071	100,015	94,762	91,887	85,181	83,797	78,774	103,071	85,181
Allowance for loan losses - acquired loan portfolio
Allowance for loan losses - beginning of period	—	—	—	579	—	—	—	—	—
Provision for loan losses	970	—	—	(579)	579	—	—	970	579
Allowance for loan losses - end of period	970	—	—	—	579	—	—	970	579
Total allowance for loan losses	$104,041	$100,015	$94,762	$91,887	$85,760	$83,797	$78,774	$104,041	$85,760
Net loan charge-offs as a percent of average loans (annualized)	0.05%	0.12%	0.10%	0.04%	0.10%	0.04%	0.11%	0.09%	0.08%

	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Originated loans	$11,145,442	$10,696,533	$10,012,516	$9,747,429	$9,156,096
Acquired loans	3,650,810	3,883,160	4,206,231	4,407,838	4,677,272
Total loans	$14,796,252	$14,579,693	$14,218,747	$14,155,267	$13,833,368

Allowance for loan losses (originated loan portfolio) as a percent of:
Total originated loans	0.93%	0.94%	0.95%	0.94%	0.93%
Nonperforming loans	106.6%	149.9%	153.3%	145.6%	156.9%
Credit mark as a percent of unpaid principal balance on acquired loans	1.7%	1.8%	1.8%	2.4%	2.7%

Chemical Financial Corporation Announces 2018 Third Quarter Operating Results

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Amounts in thousands)

	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	Nine Months Ended
								Sep 30, 2018	Sep 30, 2017
Non-GAAP Operating Results
Net Income
Net income, as reported	$70,397	$68,988	$71,596	$9,446	$40,459	$52,014	$47,604	$210,981	$140,077
Merger and restructuring expenses	—	—	—	2,567	21,203	465	4,167	—	25,835
Loss on sale of investment securities (1)	—	—	—	7,556	—	—	—	—	—
Significant items	—	—	—	10,123	21,203	465	4,167	—	25,835
Income tax benefit (2)	—	—	—	(3,543)	(7,421)	(163)	(1,458)	—	(9,042)
Revaluation of net deferred tax assets	—	—	—	46,660	—	—	—	—	—
Significant items, net of tax	—	—	—	53,240	13,782	302	2,709	—	16,793
Net income, excluding significant items	$70,397	$68,988	$71,596	$62,686	$54,241	$52,316	$50,313	$210,981	$156,870
Diluted Earnings Per Share
Diluted earnings per share, as reported	$0.98	$0.96	$0.99	$0.13	$0.56	$0.73	$0.67	$2.93	$1.95
Effect of significant items, net of tax	—	—	—	0.74	0.20	—	0.03	—	0.24
Diluted earnings per share, excluding significant items	$0.98	$0.96	$0.99	$0.87	$0.76	$0.73	$0.70	$2.93	$2.19
Return on Average Assets
Return on average assets, as reported	1.37%	1.39%	1.47%	0.20%	0.86%	1.14%	1.09%	1.41%	1.03%
Effect of significant items, net of tax	—	—	—	1.11	0.29	0.01	0.06	—	0.12
Return on average assets, excluding significant items	1.37%	1.39%	1.47%	1.31%	1.15%	1.15%	1.15%	1.41%	1.15%
Return on Average Shareholders' Equity
Return on average shareholders' equity, as reported	10.2%	10.2%	10.7%	1.4%	6.1%	8.0%	7.4%	10.3%	7.2%
Effect of significant items, net of tax	—	—	—	8.0	2.1	—	0.4	—	0.8
Return on average shareholders' equity, excluding significant items	10.2%	10.2%	10.7%	9.4%	8.2%	8.0%	7.8%	10.3%	8.0%
Return on Average Tangible Shareholders' Equity
Average shareholders' equity	$2,769,101	$2,707,346	$2,668,325	$2,676,029	$2,643,233	$2,606,517	$2,584,501	$2,720,820	$2,611,630
Average goodwill, CDI and noncompete agreements, net of tax	1,155,679	1,156,877	1,158,084	1,156,122	1,153,394	1,154,229	1,155,177	1,156,870	1,154,243
Average tangible shareholders' equity	$1,613,422	$1,550,469	$1,510,241	$1,519,907	$1,489,839	$1,452,288	$1,429,324	$1,563,950	$1,457,387
Return on average tangible shareholders' equity	17.5%	17.8%	19.0%	2.5%	10.9%	14.3%	13.3%	18.0%	12.8%
Effect of significant items, net of tax	—	—	—	14.0	3.7	0.1	0.8	—	1.6
Return on average tangible shareholders' equity, excluding significant items	17.5%	17.8%	19.0%	16.5%	14.6%	14.4%	14.1%	18.0%	14.4%

(1)	Represents losses on sales of investment securities in the fourth quarter of 2017 as part of our treasury and tax management objectives.

(2)	Assumes merger and restructuring expenses and other significant items are deductible at an income tax rate of 35% for each quarter during 2017.

Chemical Financial Corporation Announces 2018 Third Quarter Operating Results

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Amounts in thousands, except per share data)

	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018	4th Quarter 2017	3rd Quarter 2017	2nd Quarter 2017	1st Quarter 2017	Nine Months Ended
								Sep 30, 2018	Sep 30, 2017
Efficiency Ratio
Net interest income	$159,481	$157,537	$151,863	$145,905	$143,628	$137,948	$130,097	$468,881	$411,673
Noninterest income	37,917	38,018	40,554	32,319	32,122	41,568	38,010	116,489	111,700
Total revenue - GAAP	197,398	195,555	192,417	178,224	175,750	179,516	168,107	585,370	523,373
Net interest income FTE adjustment	2,386	2,331	2,227	3,580	3,260	3,169	3,068	6,944	9,498
Loan servicing rights change in fair value (gains) losses	(932)	30	(3,752)	13	4,041	1,802	519	(4,654)	6,362
Losses (gains) from sale of investment securities	—	(3)	—	7,556	(1)	(77)	(90)	(3)	(168)
Total revenue - Non-GAAP	$198,852	$197,913	$190,892	$189,373	$183,050	$184,410	$171,604	$587,657	$539,065
Operating expenses - GAAP	$109,661	$104,561	$101,610	$100,022	$119,539	$98,237	$104,196	$315,832	$321,972
Merger and restructuring expenses	—	—	—	(2,567)	(21,203)	(465)	(4,167)	—	(25,835)
Impairment of income tax credits	(3,162)	(1,716)	(1,634)	(6,157)	(3,095)	—	—	(6,512)	(3,095)
Operating expense, core - Non-GAAP	106,499	102,845	99,976	91,298	95,241	97,772	100,029	309,320	293,042
Amortization of intangibles	(1,426)	(1,425)	(1,439)	(1,525)	(1,526)	(1,525)	(1,513)	(4,290)	(4,564)
Operating expenses, efficiency ratio - Non-GAAP	$105,073	$101,420	$98,537	$89,773	$93,715	$96,247	$98,516	$305,030	$288,478
Efficiency ratio - GAAP	55.6%	53.5%	52.8%	56.1%	68.0%	54.7%	62.0%	54.0%	61.5%
Efficiency ratio - adjusted Non-GAAP	52.8%	51.2%	51.6%	47.4%	51.2%	52.2%	57.4%	51.9%	53.5%

	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
Tangible Book Value
Shareholders' equity, as reported	$2,788,924	$2,750,999	$2,704,703	$2,668,749	$2,673,089	$2,639,442	$2,600,051
Goodwill, CDI and noncompete agreements, net of tax	(1,155,083)	(1,156,307)	(1,157,505)	(1,158,738)	(1,153,576)	(1,153,595)	(1,154,915)
Tangible shareholders' equity	$1,633,841	$1,594,692	$1,547,198	$1,510,011	$1,519,513	$1,485,847	$1,445,136
Common shares outstanding	71,438	71,418	71,350	71,207	71,152	71,131	71,118
Book value per share (shareholders' equity, as reported, divided by common shares outstanding)	$39.04	$38.52	$37.91	$37.48	$37.57	$37.11	$36.56
Tangible book value per share (tangible shareholders' equity divided by common shares outstanding)	$22.87	$22.33	$21.68	$21.21	$21.36	$20.89	$20.32
Tangible Shareholders' Equity to Tangible Assets
Total assets, as reported	$20,905,489	$20,282,603	$19,757,510	$19,280,873	$19,354,308	$18,781,405	$17,636,973
Goodwill, CDI and noncompete agreements, net of tax	(1,155,083)	(1,156,307)	(1,157,505)	(1,158,738)	(1,153,576)	(1,153,595)	(1,154,915)
Tangible assets	$19,750,406	$19,126,296	$18,600,005	$18,122,135	$18,200,732	$17,627,810	$16,482,058
Shareholders' equity to total assets	13.3%	13.6%	13.7%	13.8%	13.8%	14.1%	14.7%
Tangible shareholders' equity to tangible assets	8.3%	8.3%	8.3%	8.3%	8.3%	8.4%	8.8%